Exhibit 1.1

Execution Version

14,780,000 Common Units

Representing Limited Partner Interests

HESS MIDSTREAM PARTNERS LP

UNDERWRITING AGREEMENT

April 4, 2017

April 4, 2017

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

c/o	Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Hess Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (together, the “Representatives”) 14,780,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than an additional 2,217,000 Common Units (the “Additional Units”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

It is understood and agreed to by all parties hereto that as of the date hereof:

(a)	Each of Hess Investments North Dakota LLC (“HINDL”), a Delaware limited liability company and wholly owned subsidiary of Hess Corporation, a Delaware corporation (“Hess”), and GIP II Blue Holding Partnership, L.P., a Delaware limited partnership (“GIP”), directly own a 50% limited partner interest in Hess Infrastructure Partners LP, a Delaware limited partnership and midstream energy joint venture between HINDL and GIP (“Hess Infrastructure Partners”), and a 50% limited liability company interest in Hess Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of Hess Infrastructure Partners (“HIP GP”);

(b)	Hess Infrastructure Partners directly owns a 100% limited liability company interest in Hess Midstream Holdings, LLC, a Delaware limited liability company (“Midstream Holdings”);

(c)	Midstream Holdings directly owns a 100% limited liability company interest in Hess Midstream Partners GP LLC, a Delaware limited liability company (“GP LLC”);

(d)	GP LLC directly owns a 56.9444% general partner interest in the Partnership and Hess Infrastructure Partners directly owns a 43.0556% limited partner interest in the Partnership;

(e)	Hess Infrastructure Partners directly owns a 100% limited liability company interest in Hess North Dakota Pipelines Holdings LLC, a Delaware limited liability company (“Pipelines Holdings”);

(f)	Pipelines Holdings directly owns a 100% limited liability company interest in Hess North Dakota Pipelines LLC, a Delaware limited liability company (“Pipelines LLC”);

(g)	The Partnership directly owns a 100% limited liability company interest in Hess North Dakota Pipelines GP LLC, a Delaware limited liability company (“Gathering GP”) and the general partner of Hess North Dakota Pipelines Operations LP, a Delaware limited partnership (“Gathering Opco”);

(h)	The Partnership directly owns a 99% limited partner interest in Gathering Opco and Gathering GP directly owns a 1% general partner interest in Gathering Opco;

(i)	Hess Infrastructure Partners directly owns a 100% limited liability company interest in Hess TGP GP LLC, a Delaware limited liability company (“HTGP GP LLC”);

(j)	HTGP GP LLC directly owns a 1% general partner interest in Hess TGP Operations LP, a Delaware limited partnership (“HTGP Opco”) and Hess Infrastructure Partners directly owns a 99% limited partner interest in HTGP OpCo;

(k)	HTGP OpCo indirectly owns a 100% limited liability company interest in Hess Tioga Gas Plant LLC, a Delaware limited liability company (“HTGP LLC”);

(l)	Hess Infrastructure Partners owns a 100% limited liability company interest in Hess North Dakota Export Logistics GP LLC, a Delaware limited liability company (“Logistics GP LLC”);

(m)	Hess Infrastructure Partners owns a 99% limited partner interest in Hess North Dakota Export Logistics Operations LP, a Delaware limited partnership (“Logistics Opco”) and Logistics GP LLC owns a 1% general partner interest in Logistics OpCo;

(n)	Logistics Opco indirectly owns a 100% limited liability company interest in Hess North Dakota Export Logistics LLC, a Delaware limited liability company (“Logistics LLC”);

(o)	Hess Infrastructure Partners owns a 100% limited liability company interest in Hess Mentor Storage Holdings LLC, a Delaware limited liability company (“Mentor Holdings”);

(p)	Mentor Holdings directly owns a 100% limited liability company interest in Hess Mentor Storage LLC, a Delaware limited liability company (“Mentor LLC”);

(q)	Hess Trading Corporation, a Delaware corporation and indirect wholly owned subsidiary of Hess (“HTC”), and HTGP LLC have entered into the Amended and Restated Gas Processing and Fractionation Agreement, effective as of January 1, 2014 (the “Gas Processing Agreement”) pursuant to which HTC pays HTGP LLC fees for providing processing and fractionation services at the Tioga Gas Plant;

(r)	HTC and Logistics LLC have entered into the Second Amended and Restated Terminal and Export Services Agreement, effective as of January 1, 2014 (the “Export Services Agreement”) pursuant to which HTC pays Logistics LLC fees for providing terminaling and transportation services at the Ramberg Terminal Facility and the Tioga Rail Terminal;

(s)	HTC and Pipelines LLC have entered into the Amended and Restated Gas Gathering Agreement, effective as of January 1, 2014 (the “Gas Gathering Agreement”) pursuant to which HTC pays Pipelines LLC fees for providing gathering and compression services with respect to HTC’s gas and natural gas liquids in the Goliath Subsystem, Hawkeye Subsystem and Red Sky Subsystem;

(t)	HTC and Pipelines LLC have entered into the Amended and Restated Crude Oil Gathering Agreement, effective as of January 1, 2014 (the “Crude Oil Gathering Agreement”) pursuant to which HTC pays Pipelines LLC fees for providing gathering and injection services with respect to HTC’s crude oil in the Goliath Subsystem, Hawkeye Subsystem and Red Sky Subsystem; and

(u)	Solar Gas Inc., a Nevada corporation and indirect wholly owned subsidiary of Hess (“SGI”), and Mentor LLC have entered into a Storage Services Agreement, effective as of January 1, 2014 (the “Storage Agreement”) pursuant to which SGI pays Mentor LLC fees for providing propane storage and terminaling services at the Mentor Storage Cavern.

The transactions by which the structure contemplated in clauses (a) through (u) above has resulted are collectively referred to herein as the “Pre-Offering Transactions.”

Each of the following transactions, among other things, have occurred or will occur prior to or on the Closing Date (as referred to herein):

(a)    Hess Infrastructure Partners will assign its limited partner interest in the Partnership to Hess Midstream Partners GP LP, a Delaware limited partnership (“HESM GP”);

(b)    GP LLC and HESM GP will enter into an amended and restated agreement of limited partnership of the Partnership pursuant to which (i) HESM GP will exchange its limited partner interest in the Partnership for a general partner interest in the Partnership and HESM GP will be admitted as the general partner of the Partnership, (ii) GP LLC will exchange its general partner interest in the Partnership for a limited partner interest and will resign as the general partner of the Partnership and (iii) GP LLC will distribute its limited partner interest in the Partnership to Midstream Holdings;

(c)    Midstream Holdings and Hess Infrastructure Partners will enter into a distribution agreement pursuant to which Midstream Holdings will distribute its 100% limited liability company interest in GP LLC to Hess Infrastructure Partners;

(d)    GP LLC and Hess Infrastructure Partners will enter into a second amended and restated limited partnership agreement of HESM GP pursuant to which (i) GP LLC will convert its 50% general partner interest in HESM GP into a 50% limited partner interest in HESM GP and a non-economic general partner interest in HESM GP and (ii) GP LLC will distribute its limited partner interest in HESM GP to Hess Infrastructure Partners;

(e)    HESM GP and Midstream Holdings will enter into a second amended and restated agreement of limited partnership of the Partnership (the “Partnership Agreement”);

(f)    HESM GP, GP LLC, the Partnership, Hess Infrastructure Partners and certain of their affiliates have entered into a Contribution, Conveyance and Assumption Agreement, dated as of April 4, 2017 (the “Contribution Agreement”), pursuant to which, on the Closing Date, among other things:

(i)    Hess Infrastructure Partners will contribute to HESM GP (A) a 2% limited liability company interest in Pipelines LLC, (B) a 2% limited liability company interest in HTGP GP LLC, (C) a 2% limited liability company interest in Logistics GP LLC; and (D) a 2% limited liability company interest in Mentor Holdings;

(ii)    Hess Infrastructure Partners will contribute to the Partnership its remaining limited liability company interests in Pipelines LLC, HTGP GP LLC, Logistics GP LLC and in Mentor Holdings, and HESM GP will contribute to the Partnership all of its limited liability company interests in Pipelines LLC, HTGP GP LLC, Logistics GP LLC and in Mentor Holdings; Following the contributions in the immediately preceding sentence, the Partnership will own (A) a 20% economic interest and a 51% voting interest in Pipelines LLC, (B) a 20% economic interest and a 51% voting interest in HTGP Opco, (C) a 20% economic interest and a 51% voting interest in Logistics Opco, and (D) a 100% limited liability company interest in Mentor Holdings;

(iii)     we will issue (A) to our Sponsors (as defined below), in the aggregate, (1) 10,282,654 Common Units and 27,279,654 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), representing an aggregate 67.5% limited partner interest in the Partnership, (2) the right to receive approximately $302.2 million and (3) the right to receive up to 2,217,000 Common Units representing a 4.0% limited partner interest in the Partnership upon the expiration of the Option (as defined herein) and (B) to HESM GP, the General Partner Interest (as defined in the Partnership Agreement) and all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”);

(g)    Hess, Hess Infrastructure Partners, HIP GP, the Partnership, Gathering GP, Gathering Opco, HTGP GP LLC, HTGP Opco, Logistics GP, Logistics Opco, HESM GP and GP LLC will enter into an omnibus agreement (the “Omnibus Agreement”) that addresses the provision by Hess of certain general and administrative services to the Partnership and certain indemnification matters;

(h)    Hess, HTC, HESM GP and GP LLC will enter into an Employee Secondment Agreement (the “Secondment Agreement”) pursuant to which Hess and HTC will second certain employees to GP LLC;

(i)    the Partnership has entered into a new $300 million secured credit facility pursuant to a revolving credit agreement (and amendments thereto) in the form filed as an exhibit to the Registration Statement (as defined herein);

(j)    the Partnership, HESM GP, GP LLC, HINDL, and GIP will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Partnership will grant each of HINDL and GIP and certain of their affiliates certain demand and “piggyback” registration rights;

(k)    the public offering of the Firm Units contemplated hereby will be consummated; and

(l)    the Partnership will receive the net proceeds from the sale of the Units and use such proceeds as described in the “Use of Proceeds” section of the Registration Statement.

The transactions contemplated in clauses (a) through (l) above are collectively referred to herein as the “Transactions.” Each of Hess Infrastructure Partners, HESM

GP, GP LLC and the Partnership are referred to individually herein as a “Hess Party,” and collectively as the “Hess Parties.” Each of the Partnership, HESM GP and GP LLC are referred to individually herein as a “Partnership Party,” and collectively as the “Partnership Parties.” HTGP GP LLC, HTGP Opco, Gathering Opco, Gathering GP, Mentor Holdings, Logistics GP, and Logistics Opco are referred to individually herein as the “Operating Subsidiaries.” Each of the Partnership Parties and each of the Operating Subsidiaries are referred to individually herein as a “Partnership Entity,” and collectively as the “Partnership Entities.” Each of Hess Infrastructure Partners and the Partnership Entities are referred to individually herein as a “Hess Entity,” and collectively as the “Hess Entities.” Each of Hess and GIP are referred to individually herein as a “Sponsor”, and collectively as the “Sponsors.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-198896), including a prospectus, relating to the Units. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II(a) hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Section 5(d) Writing.”

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Units to be purchased by it under this Agreement for sale to the Partnership’s directors, officers, employees and business associates and other parties related to the Partnership (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Unit Program”). The Units to be sold by Morgan Stanley and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the “Directed Units.” Any Directed Units not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.    Representations and Warranties of the Hess Parties. Each of the Hess Parties, severally and jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a)    Registration Statement. The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have, to the Hess Parties’ knowledge, been initiated or threatened by the Commission.

(b)    No Material Misstatements or Omissions. (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) the Prospectus as of its date does not contain and, as amended or supplemented, if applicable, and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (F) each free writing prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as supplemented by and taken together with the Time of Sale Prospectus, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (G) each Section 5(d) Writing listed on Schedule II(b) hereto does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(c)    Emerging Growth Company Status. From the time of filing of the Registration Statement (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Partnership has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(d)    Ineligible Issuer; Free Writing Prospectus. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II(a) hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)    Forward-Looking Information. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated distributable cash flow and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(f)    Formation, Good Standing and Foreign Qualifications of the Hess Entities. Each of the Hess Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership, as the case may be, power and authority, (i) to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) in the case of GP LLC or HESM GP, as applicable, to serve as the general partner of the Partnership as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Hess Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Hess Entities, taken as a whole (“Material Adverse Effect”).

(g)    Authority to Act as General Partner and Ownership of the General Partner Interest in the Partnership. GP LLC has, and at the applicable Delivery Date, HESM GP will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; GP LLC is, and at the applicable Delivery Date, HESM GP will be, the sole general partner of the Partnership; at the applicable Delivery Date, HESM GP will own the General Partner Interest; such General Partner Interest will be duly authorized and validly issued in accordance with the Partnership Agreement and at the applicable Delivery Date, HESM GP will own such General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

(h)    Ownership of the Incentive Distribution Rights. At the applicable Delivery Date, HESM GP will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and HESM GP will own such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DRULPA).

(i)    Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of the Additional Units, at the applicable Delivery Date, after giving effect to the Transactions, (A) HINDL will own 6,249,827 Common Units and 13,639,827 Subordinated Units and (B) GIP will own 6,249,827 Common Units and 13,639,827 Subordinated Units (collectively, the “Sponsor Units”); such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA); and the Sponsors will own such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DRULPA).

(j)    Private Placement. The sale and issuance of (i) the Incentive Distribution Rights and the General Partner Interest to HESM GP and (ii) the Sponsor Units to the Sponsors are exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and the securities laws of any state having jurisdiction with respect thereto, and none of the Hess Entities has taken or will take any action that would cause the loss of such exemption.

(k)    Outstanding Partnership Equity. At the applicable Delivery Date, assuming no purchase by the Underwriters of the Additional Units, the issued and outstanding partnership interests of the Partnership will consist of (i) 27,279,654 Common Units and 27,279,654 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interests of the Partnership issued and outstanding.

(l)    Ownership of Hess Infrastructure Partners. At each Delivery Date, HINDL will own 50% of the issued and outstanding limited partner interests in Hess Infrastructure Partners. At each Delivery Date, GIP will own 50% of the issued and outstanding limited partner interests in Hess Infrastructure Partners. At each Delivery Date, all of such interests will have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Hess Infrastructure Partners, dated July 1, 2015 (the “Hess Infrastructure Partners Agreement”) and will be fully paid (to the extent required under the Hess Infrastructure Partners Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the DRULPA); and Hess and GIP will own such limited partner interests free and clear of all Liens created or arising under the DRULPA.

(m)    Ownership of GP LLC. Midstream Holdings owns, and at the applicable Delivery Date Hess Infrastructure Partners will own, 100% of the limited liability company interests in GP LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of GP LLC (the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”)); and Hess Infrastructure Partners owns such limited liability company interests free and clear of all Liens (except for (i) restrictions on transferability as contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DLLCA).

(n)    Ownership of the Operating Subsidiaries. At the Closing Date, after giving effect to the Transactions, (i) the Partnership owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly,

100% of the issued and outstanding limited liability company interests in Gathering GP, HTGP GP LLC, Mentor Holdings and Logistics GP; (ii) Hess Infrastructure Partners owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, a 80% limited partner interest in each of Gathering Opco, HTGP Opco and Logistics Opco; (iii) Gathering GP owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, a 20% general partner interest in Gathering Opco; (iv) Gathering Opco owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, 100% of the limited liability company interests in Gathering LLC; (v) HTGP GP LLC owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, a 20% general partner interest in HTGP Opco; (vi) HTGP Opco owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, 100% of the limited liability company interests in HTGP LLC; (vii) Mentor Holdings owns directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, 100% of the limited liability company interests in Mentor LLC; (viii) Logistics GP owns directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, a 20% general partner interest in Logistics Opco; and (ix) Logistics Opco owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, 100% of the limited liability company interests in Logistics LLC; such limited liability company interests or partnership interests, as applicable, have been duly authorized and validly issued in accordance with the limited liability company agreement or partnership agreement, respectively, of the applicable Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and nonassessable (except in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA or Sections 17-303, 17-607, and 17-804 of the DRULPA); and such limited liability company interests or partnership interests, as applicable, are owned, directly or indirectly, by such entity, free and clear of all Liens (except for (i) restrictions on transferability contained in the applicable Operating Subsidiary Organizational Documents or as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and (ii) Liens created or arising under the DLLCA or the DRULPA).

(o)    No Other Subsidiaries. Except for the Partnership’s ownership, directly or indirectly, of the limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries set forth in Section 2(n) above, the Partnership does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act. Except for its ownership of the General Partner Interest and the Incentive Distribution Rights, HESM GP does not own, and at each Delivery Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p)    No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas, crude oil and natural gas liquids storage and transportation assets or (iii) as contained in the relevant Organizational Documents of each of the Hess Parties, (A) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, (C) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, and (D) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in subclause (A) or (B); no person had the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units or other equity interests of the Partnership or to include any such Common Units or other equity interests in the Registration Statement or the offering contemplated thereby. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other equity interests of the Partnership. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests, partnership interests or other equity interests of any of the Hess Parties. “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(q)    Authority. Each of the Hess Parties has all requisite limited partnership or limited liability company, as applicable, power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At each Delivery Date, all limited partnership or limited liability company action, as applicable, required to be taken by any of the Hess Parties or any of their securityholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Interests and the Incentive Distribution Rights, the consummation of the Transactions and the other transactions contemplated by this Agreement, shall have been validly taken.

(r)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Hess Parties.

(s)    Authorization, Execution and Enforceability of Organizational Documents. On or before the applicable Delivery Date:

(i) the GP LLC Agreement has been duly authorized, executed and delivered by Hess Infrastructure Partners and is a valid and legally binding agreement of Hess Infrastructure Partners, enforceable against Hess Infrastructure Partners in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by HESM GP and Midstream Holdings, and is enforceable against each of them in accordance with its terms; and

(iii) the Hess North Dakota Pipelines Operations LP Partnership Agreement, the Hess TGP Operations LP Partnership Agreement, the Hess North Dakota Export Logistics Operations LP Partnership Agreement and the Hess Mentor Storage LLC Limited Liability Company Agreement have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against the Hess Entities in accordance with their terms;

provided that, with respect to each agreement described in this Section 1(s), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Hess Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Hess Parties, or (iv) the consummation by the Hess Parties of the Transactions or any other transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) such that have been, or on or prior to the Closing Date (as hereinafter defined) will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Hess Parties to consummate the Transactions or perform their respective obligations under this Agreement.

(u)    No Default. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Hess Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Hess Parties to consummate the Transactions or perform their respective obligations under this Agreement. To the knowledge of the Hess Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Hess Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default, if continued, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)    Conformity of the Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, when issued and delivered in accordance with the terms of the

Partnership Agreement, will conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(w)    Duly Authorized and Validly Issued Units. At the applicable Delivery Date, the Units and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(x)    No Conflicts. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement, or (iv) the consummation of the Transactions and the other transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the organizational documents of any of the Hess Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Hess Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Hess Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Hess Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Hess Parties to consummate the Transactions or perform their respective obligations under this Agreement or the Transaction Documents. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(y)    Material Adverse Change. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not occurred any incurrence of any material liability or obligation, direct or contingent, any entry into any material transaction, any change in the capital interests, short term debt, or long term debt of the Partnership Parties or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, condition (financial or otherwise), prospects, earnings, business or operations of the Partnership Parties, taken as a whole, from that set forth in the Time of Sale Prospectus.

(z)    Absence of Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Hess Parties, threatened to which any Partnership Party is a party or to which any of the properties of any Partnership Party is subject (i) other than proceedings that would not have a Material Adverse Effect or materially impair the power or ability of any Hess Party to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(aa)    Preliminary Prospectus. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(bb)    Investment Company Act. None of the Partnership Parties is, and after giving effect to the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)    Environmental Compliance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Hess Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits, (iv) is not subject to any claim by any governmental agency or government body or person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Hess Parties, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits and such claims and such liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable law designed to protect the environment. In the ordinary course of business, each of the Hess Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Hess Entities has reasonably concluded that, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such associated costs and reasonably foreseeable liabilities relating to the Hess Entities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)    Environmental Remediation. There are no costs or liabilities associated with Environmental Laws and relating to the Hess Entities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(ee)    Distribution Restrictions. At the applicable Delivery Date, none of the Operating Subsidiaries will be prohibited, directly or indirectly, from making any distributions to the Partnership or another Operating Subsidiary, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such

Operating Subsidiary from the Partnership or its affiliates or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary, except (i) as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Operating Subsidiary’s jurisdiction of formation or in the Operating Subsidiaries’ Organizational Documents, (iii) such prohibitions arising under the debt agreements of such Operating Subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)    Absence of Registration Rights. Except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(gg)    Foreign Corrupt Practices Act. None of the Hess Entities nor, to the knowledge of any of the Hess Parties, any director, officer, agent, employee or affiliate of any Hess Entity (to the extent acting on behalf of or providing services to any Hess Entity) has (i) used any Hess Entity funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Hess Entity funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the United Kingdom’s Bribery Act 2010. The Hess Entities have instituted, maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, compliance with applicable anti-bribery and anti-corruption laws.

(hh)    No Conflict with Anti-Money Laundering Laws. The operations of each of the Hess Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Hess Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Hess Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Hess Parties, threatened.

(ii)    Identification. The Hess Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(jj)    OFAC. None of the Hess Entities nor, to the knowledge of any of the Hess Parties, any director, officer, employee, agent, affiliate or representative of any of the Hess Entities (to the extent acting on behalf of or providing services to any Hess Entity) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or is located, organized or residing in a country or territory that is the subject of any U.S. sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Hess Entities will not, directly or indirectly, use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to U.S. sanctions administered by OFAC or in any other manner that will result in a violation of any U.S. sanctions by any person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise).

(kk)    Title to Properties. Each of the Partnership Entities has good and marketable title in fee simple to all real property (save and except for “rights of way” (as defined below)) and good and marketable title to all personal property owned by them which is material to the business of the Partnership Entities, in each case free and clear of all Liens, except such as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) do not, singly or in the aggregate, interfere in any material respect with the use made and proposed to be made of such property by the Partnership Entities or (iii) do not, singly or in the aggregate, materially affect the value of such property; all real property and buildings held under lease by any of the Partnership Entities are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of any such property for the conduct of their business.

(ll)     Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such revocation or termination that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(mm)    Licenses and Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)    Intellectual Property. The Hess Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, except to the extent that the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Hess Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(oo)    Absence of Labor Disputes. No material labor dispute with the employees of any of the Hess Entities exists, except as described in the

Registration Statement, Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Hess Parties, is imminent; and the Hess Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)    Insurance. The Hess Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Hess Entities has been refused any insurance coverage sought or applied for; and none of the Hess Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(qq)    Books and Records; Accounting Controls. The Hess Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, (i) there has been no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) none of the Hess Parties is aware of any change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(rr)    Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and communicated to the management of GP LLC, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act. The Partnership will carry out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ss)    Sarbanes-Oxley Act of 2002. The Partnership has taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership and, to the Partnership’s knowledge, GP LLC’s directors and officers, in their capacities as such, were and will be in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(tt)    NYSE. At the Closing Date, the Partnership and, to the knowledge of the Partnership Parties, GP LLC’s directors or officers, in their capacities as such, will be in compliance in all material respects with the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership as of the Closing Date.

(uu)    Financial Statements. As of December 31, 2016, the Partnership would have had, on the consolidated, pro forma basis indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating data under the caption “Summary Historical and Pro Forma Combined Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Combined Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited and unaudited historical combined and consolidated financial statements and pro forma financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. The pro forma combined financial statements and other pro forma financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and, in the opinion of the management of the Partnership, the assumptions used in the preparation of such pro forma financial statements provide a reasonable basis for presenting the significant effects of the transactions contemplated therein and the pro forma adjustments reflected in such pro forma financial statements are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in compilation of such pro forma financial statements. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vv)    Independent Registered Public Accounting Firm. Ernst & Young, LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose reports appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who has delivered the initial letter referred to in Section 5(i) hereof, is an independent public accountant as required by the Securities Act and the Public Company Accounting Oversight Board.

(ww)    Market Stabilization. None of the Hess Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xx)    Statistical Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Hess Entities believe to be reliable and accurate.

(yy)    Disclosure. The statements made in the Time of Sale Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Business—Environmental Regulation,” “Business—Other Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of the Common Units,” “Our Partnership Agreement,” “Units Eligible for Future Sale,” “Material U.S. Federal Income Tax Consequences” and “Investment in Hess Midstream Partners LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Common Units, Subordinated Units and Incentive Distribution Rights, summaries of provisions of the Organizational Documents or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(zz)    No Distribution of Other Offering Materials. None of the Hess Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Time of Sale Prospectus, the Prospectus and any prospectus identified in Schedule III hereto or other materials, if any, permitted by the Securities Act, including Rule 134 thereunder, to which the Representatives have consented in accordance with this Agreement.

(aaa)    Listing on the New York Stock Exchange. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.

(bbb)    Affiliations. To the knowledge of the Hess Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ccc)    Relationships. No relationship, direct or indirect, exists between or among any Hess Entity, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of any Hess Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described.

(ddd)    Brokers. There are no contracts, arrangements or understandings (other than this Agreement) between any Hess Entity and any person that would give rise to a valid claim against any Hess Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

(eee)    Distributions in Connection with Directed Unit Program. The Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program.

(fff)    Directed Unit Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered.

(ggg)    No Unlawful Influence in Connection with Directed Unit Program. The Partnership has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 9) to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or its products.

(hhh)    Tax Returns. Each of the Hess Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to any Hess Entity which has had (nor do any of the Hess Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Partnership Parties and which could reasonably be expected to have) a Material Adverse Effect

2.    Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at $21.62 per Common Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,217,000 Additional Units at the Purchase Price (the “Option”); provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on such Additional Units. You may exercise the Option on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3.    Terms of Public Offering. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public initially at $23.00 per Common Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.828 per Common Unit under the Public Offering Price.

4.    Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 10, 2017, or at such other time on the same or such other date, not later than April 18, 2017, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than May 18, 2017, as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor. The Closing Date and any Option Closing Date are referred to individually herein as a “Delivery Date.”

5.    Conditions to the Underwriters’ Obligations. The obligations of the Partnership to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on each applicable Delivery Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    All filings required by Rule 424 under the Securities Act shall have been timely made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration

Statement or (ii) suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Hess Parties, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

i.    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Parties by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

ii.    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Hess Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)    The Underwriters shall have received on each applicable Delivery Date a certificate, dated the applicable Delivery Date and signed by an executive officer of GP LLC and of HIP GP, to the effect set forth in Section (b) above and to the effect that the representations and warranties of the Hess Parties, as applicable, contained in this Agreement are true and correct as of applicable Delivery Date and that the Hess Parties, as applicable, have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Delivery Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)    The Underwriters shall have received on each applicable Delivery Date an opinion of Latham & Watkins LLP, counsel for the Partnership, dated the applicable Delivery Date, in substantially in the form attached hereto as Exhibit A.

(e)    The Underwriters shall have received on each applicable Delivery Date an opinion of Richards, Layton & Finger, P.A., counsel for the Partnership, dated the applicable Delivery Date, in substantially in the form attached hereto as Exhibit B.

(f)    The Underwriters shall have received on each applicable Delivery Date an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the applicable Delivery Date, in substantially in the form attached hereto as Exhibit C.

(g)    The Underwriters shall have received on each applicable Delivery Date an opinion of Mr. Timothy B. Goodell, General Counsel and Secretary of GP LLC, dated the applicable Delivery Date, in substantially the form attached hereto as Exhibit D.

(h)    The Underwriters shall have received on each applicable Delivery Date an opinion of Andrews Kurth Kenyon LLP, counsel for the Underwriters, dated the applicable Delivery Date, in form and substance satisfactory to the Representatives.

(i)    The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)    No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(k)    The Registration Statement and the Rule 462 Registration Statement required to be filed, prior to the sale of the Units, under the Securities Act shall have been filed and have become effective under the Securities Act. If Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(l)    The “lock-up” agreements, (i) each substantially in the form of Exhibit E hereto, of (1) each of GP LLC’s directors, prospective directors named in the Registration Statement and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (2) each of HINDL and GIP and (ii) in the form and substance reasonably satisfactory to the Representatives, of each Participant (other than from any such persons who has delivered a Lock-Up Agreement) who purchases $100,000 or more of Directed Units, as the case may be, relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)    The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date.

(n)    The representations and warranties of each Hess Party contained herein shall be true and correct on the date hereof and on and as of each applicable Delivery Date; and the statements of each Hess Party and its respective officers made in any certificate delivered pursuant to this Agreement shall be true and correct on and as of each applicable Delivery Date.

(o)    FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p)    The Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of any Delivery Date, as the Representatives may reasonably request.

(q)    The Hess Parties shall have furnished to the Underwriters evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Time of Sale Prospectus and the Prospectus without material modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Date on the terms and in the manner contemplated in the Prospectus.

(r)    The Hess Parties shall have furnished to the Underwriters on each Delivery Date such further certificates and documents as the Representatives may have reasonably requested.

(s)    Prior to the purchase of the Firm Units on the Closing Date, the Pre-Offering Transactions and the Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus and the Representatives shall have received such evidence that the Pre-Offering Transactions and the Transactions have been consummated as the Representatives may reasonably request.

All such opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Hess Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6.    Covenants of the Hess Parties. The Hess Parties, severally and jointly, covenant with each Underwriter as follows:

(a)    To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or the Hess Entities, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or the Hess Entities, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that no Partnership Party shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)    To use its best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE.

(i)    For so long as the Partnership is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

(j)    To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(k)    To make generally available to the Partnership’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(m)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) the fees, disbursements and expenses of the Hess Parties’ counsel and the Hess Parties’ accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Hess Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (D) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the FINRA, (E) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (F) the cost of printing certificates representing the Units, (G) the costs and charges of any transfer agent, registrar or depositary, (H) the costs and expenses of the Hess Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (I) the document production charges and expenses associated with printing this Agreement, (J) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program and (K) all other costs and expenses incident to the performance of the obligations of the Hess Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” Section 9 entitled “Directed Unit Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay (i) all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them, any advertising expenses connected with any offers they may make, the cost of any aircraft transportation not provided by the private Hess aircraft and lodging on the “roadshow” and (ii) their and the Hess Parties’ costs and expenses on any “roadshow” for ground transportation, meeting expenses (including facilities and dining), and dining not associated with investor discussions.

(n)    The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(o)    The Hess Parties represent and agree that (i) they have not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) they have not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(b) hereto; and the Partnership reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

(p)    Each of the Hess Parties also covenants with each Underwriter that, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, and it will not permit the Sponsors to, during the period ending 180 days after the date of the

Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or any other securities convertible into or exercisable or exchangeable for Common Units, (2) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. In addition, each of the Hess Parties agrees that, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, and it will not permit the Sponsors to, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) any Common Units, options to purchase Common Units or other equity incentive awards, in each case issued or granted pursuant to the long-term incentive plan or other existing employee benefit plans of the Partnership referred to in the Registration Statement, Time of Sale Prospectus and the Prospectus, (d) the filing of a registration statement on Form S-8 relating to the Partnership’s long-term incentive plan or other existing employee benefit plans of the Partnership referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period.

7.    Covenants of the Underwriters. Each Underwriter severally covenants with the Hess Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

8.    Indemnity and Contribution. (a) The Hess Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange

Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto or any Section 5(d) Writing, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Hess Parties, the directors of GP LLC, the officers of GP LLC who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Hess Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Hess Parties in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, the Prospectus or any Section 5(d) Writing or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party (but the omission so to notify the indemnifying party shall not relieve it from (x) any liability that it may have under Section 8(a) or 8(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such omission), or (y) any liability it may have otherwise than under Section 8(a) or 8(b) above, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (C) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman, Sachs & Co., in the case of parties indemnified pursuant to Section 8(a), and by the Hess Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Hess Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (B) if the allocation provided by clause 8(d)(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(A) above but also the relative fault of the Hess Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Hess Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Hess Parties and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Hess Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Hess Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)    The Hess Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Hess Parties contained in this Agreement shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership, its officers or directors or any person controlling the Partnership and (C) acceptance of and payment for any of the Units.

9.    Directed Unit Program Indemnification. (a) The Hess Parties, jointly and severally, agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (A) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Hess Parties for distribution to Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (C) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Partnership in writing and the Partnership, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Hess Parties may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (A) the Hess Parties shall have agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both a Hess Party and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Hess Parties shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Hess Parties shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Hess Parties agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Hess Parties to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Hess Parties agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Hess Parties of the aforesaid request and (ii) the Hess Parties shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Hess Parties shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)    To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Hess Parties in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Hess Parties on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Units or (B) if the allocation provided by clause(c)(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (c)(A) above but also the relative fault of the Hess Parties on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Hess Parties on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Units (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Units, bear to the aggregate Public Offering Price of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Hess Parties on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Hess Parties or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)    The Hess Parties and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of any Morgan Stanley Entity or the Partnership, its officers or directors or any person controlling the Partnership and (C) acceptance of and payment for any of the Directed Units.

10.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If on the Closing Date or an Option Closing Date any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Hess Parties for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Hess Parties. In any such case either you or the Hess Parties shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule I hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Hess Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Hess Parties shall be unable to perform their obligations under this Agreement, the Hess Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Hess Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b)    The Hess Parties acknowledge that in connection with the offering of the Units: (A) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Hess Parties or any other person, (B) the Underwriters owe the Hess Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (C) the Underwriters may have interests that differ from those of the Hess Parties. The Hess Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282 Attention: Equity Syndicate Desk, with a copy to the Legal Department and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Partnership shall be delivered, mailed or sent to 1501 McKinney Street, Houston, TX 77010.

Very truly yours,

HESS INFRASTRUCTURE PARTNERS LP

By:	Hess Infrastructure Partners GP LLC, its general partner

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

HESS MIDSTREAM PARTNERS GP LLC

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

HESS MIDSTREAM PARTNERS GP LP

By:	Hess Midstream Partners GP LLC, its general partner

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

HESS MIDSTREAM PARTNERS LP

By:	Hess Midstream Partners GP LLC, its general partner

By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer

Signature Page to Underwriting Agreement (Hess Midstream Partners LP)

Accepted as of the date hereof GOLDMAN, SACHS & CO. MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Neil Guha
	Name:	Neil Guha
	Title:	Vice President

Signature Page to Underwriting Agreement (Hess Midstream Partners LP)

SCHEDULE I

Underwriter	Number of Firm Units to be Purchased
Goldman, Sachs & Co.	2,956,001
Morgan Stanley & Co. LLC	2,956,001
Citigroup Global Markets Inc.	1,477,852
J.P. Morgan Securities LLC	1,477,852
MUFG Securities Americas Inc.	1,477,852
Wells Fargo Securities, LLC	1,477,852
ING Financial Markets LLC	656,971
Scotia Capital (USA) Inc.	656,971
SMBC Nikko Securities America, Inc.	656,971
Barclays Capital Inc.	328,559
HSBC Securities (USA) Inc.	328,559
TD Securities (USA) LLC	328,559

Total:	14,780,000

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SCHEDULE II

(a) Time of Sale Prospectus

1.	Preliminary Prospectus issued March 27, 2017

2.	Initial Public Offering Price per Common Units: $23.00

Number of Firm Units: 14,780,000

(b) Section 5(d) Writings

None.

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EXHIBIT A

Form of Opinion of Latham & Watkins LLP

[To be provided to the Underwriters]

A-1

EXHIBIT B

Form of Opinion of Richards, Layton & Finger, P.A.

[To be provided to the Underwriters]

B-1

EXHIBIT C

Form of Opinion of Vinson & Elkins L.L.P.

[To be provided to the Underwriters]

C-1

EXHIBIT D

Form of Opinion of Timothy B. Goodell

[To be provided to the Underwriters]

D-1

EXHIBIT E

[FORM OF LOCK-UP LETTER]

            , 2017

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters listed in

Schedule I to the Underwriting Agreement referred to below

c/o	Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hess Infrastructure Partners LP, a Delaware limited partnership, Hess Midstream Partners GP LLC, a Delaware limited liability company (“GP LLC”), Hess Midstream Partners GP LP, a Delaware limited partnership, and Hess Midstream Partners LP, a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I thereto (the “Underwriters”), of 14,780,000 common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or that represent the right to receive Common Units (collectively, the “Undersigned’s Common Units”) or (2) enter into any swap or other

E-1

arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Common Units even if such Common Units would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Common Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Units.

The foregoing restriction shall not apply to (a) transfers of Common Units or any security convertible into Common Units as a bona fide gift, (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) if the undersigned is a corporation, the corporation may transfer the Common Units of the Partnership to any wholly-owned subsidiary of such corporation provided that in the case of any transfer pursuant to clause (a), (b) or (c), (i) each donee, transferee or trustee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Restricted Period, or (d) with the prior written consent of the Representatives on behalf of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (a), (b), or (c) above, for the duration of this lock-up agreement will have, good and marketable title to the Undersigned’s Common Units, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of GP LLC, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Units the undersigned may purchase in the offering.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

E-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

E-3